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                                                                     EXHIBIT 5.1

                                October 22, 1999

Mpath Interactive, Inc.
665 Clyde Ave.
Mountain View, CA  94043

                               Registration Statement on Form S-8
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Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") executed by Mpath Interactive, Inc. (the
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"Company") and to be filed with the Securities and Exchange Commission (the
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"Commission") in connection with the registration under the Securities Act of
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1933, as amended, of a total of 1,462,826 shares of the Company's Common Stock previously acquired from the Company by persons listed in the prospectus contained within the registration statement and certain unnamed non-affiliates of the Company (collectively, the "Selling Stockholders") pursuant to the
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Company's 1995 Stock Option/Stock Issuance Plan and written Stock Option
Agreements issued to three individuals. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale of the Shares.

     It is our opinion that the Shares, when sold by the Selling Stockholders in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and in any amendment thereto.

     This opinion is solely for your benefit and may not be relied upon by any other person without our prior written consent.

                               Very truly yours,

                               VENTURE LAW GROUP
                               A Professional Corporation

                               /s/ Venture Law Group